Exhibit 10.33

[K2M Letterhead]

[Date]

[Name]

[Address]

Re:	RSUs

Dear [Name]:

Reference is made to your Restricted Stock Unit Award Agreement with K2M Group Holdings, Inc. (the “Company”), dated as of [Date] (the “RSU Agreement”). Capitalized terms not defined herein have the meanings assigned to such terms under your RSU Agreement.

“Period of Restriction” of your RSU Agreement is deleted in its entirety and hereby replaced with the following:

“Period of Restriction: Beginning on the Date of Grant and continuing through the earlier of the date of:

(i)	Grantee’s death,
(ii)	Grantee’s Disability,
(iii)	a Change in Control, and
(iv)	(x) with respect to 50% of the Number of RSUs Granted, May 1, 2015, and (y) with respect to 50% of the Number of RSUs Granted, May 1, 2016.”

Except as specifically set forth in this Letter Agreement, the terms and conditions of your RSU Agreement shall continue in full force and effect.

Sincerely,

K2M GROUP HOLDINGS, INC.

By: Title:

Agreed and Accepted:

[NAME]